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Exhibit 16.1


                       [Radin Glass & Co., LLP letterhead]


December 16, 2003

United States Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Re: PowerChannel, Inc. (the "Company")

Dear Sir/Madam:

Pursuant to the request of the above named company, we affirm that:

(1) We have read the Company's response to Item 4 of Form 8-K dated December 16, 2003; and

(2) We agree with the information contained therein.


Sincerely,

/s/ RADIN GLASS & CO., LLP
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RADIN GLASS & CO., LLP